Exhibit 10.3

                                    AGREEMENT

      This Agreement is made as of the 6th day of May, 2002, by and between Republic Services of Georgia, Limited Partnership ("RSLP"), a Georgia limited partnership ("RSLP"), and GreenMan Technologies, Inc., a Delaware corporation ("the "Company"). For good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

      1. Partial Conversion of Note. RSLP hereby irrevocably agrees to convert $750,000 of the principal balance of that certain Promissory Note, dated February 15, 2002, issued by the Company (the "Original Note"), into 300,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock").

      2. Closing. The conversion of the Original Note as described in Section 1 shall be effective immediately upon the execution of this Agreement by RSLP and the Company. Simultaneously with the execution of this Agreement, (a) RSLP shall surrender the Original Note to the Company, duly endorsed for cancellation, (b) the Company shall execute and deliver to RSLP a new note, identical in all respects to the Original Note, provided only that the principal balance of such new note shall be $750,000, and (c) the Company shall pay to RSLP all interest that has accrued but which has not been paid on the original principal balance of the Original Note through the date hereof. As soon as practicable after the date of this Agreement, the Company shall cause its transfer agent to deliver to RSLP a certificate representing the Shares, registered in the name of RSLP.

      3. Representations and Warranties of RSLP. RSLP represents and warrants to the Company that:

            (a) Investment Intent. RSLP is acquiring the Shares for investment for the account of RSLP and not for the account of any other person, and not with a view toward resale or other distribution thereof. RSLP has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares, or any portion thereof, or any interest therein or any rights thereto. RSLP has no present plans to enter into any such contract, undertaking, agreement or arrangement. RSLP understands that the Shares have not been and will not be (other than as set forth in Section 5 below), registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. RSLP understands and agrees that the Company does not have any present intention and is under no obligation to register any of the Shares (other than as set forth in Section 5 below), whether upon initial issuance or upon any transfer thereof under the Securities Act and applicable state securities laws, and that Rule 144 under the Securities Act may not be available as a basis for exemption from registration.

            (b) Restrictive Legend. RSLP understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

      These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. These securities have been acquired for investment and not with a view to their distribution or resale, and may not be sold, pledged, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

            (c) Access to Information. RSLP has read and reviewed, and is familiar with, the reports and proxy statement filed by the Company with the Securities and Exchange Commission (the "Commission") since September 30, 2001 (the "SEC Documents"). RSLP confirms and acknowledges that RSLP has not received or reviewed any forecasts or financial projections from the Company, nor any other representations as to the future financial performance of the Company, and that RSLP has agreed to convert the Original Note into the Shares as provided for herein without having received any such forecasts or financial projections. RSLP has not relied on any representations, warranties or statements by or on behalf of the Company other than as set forth in this Agreement.

            (d) Knowledge and Experience. RSLP is capable of evaluating the merits and risks of the purchase of the Shares. RSLP has the capacity to protect its own interests in connection with the acquisition of the Shares by reason of RSLP's business or financial experience.

            (e) Suitability. The acquisition of the Shares by RSLP is consistent with its general investment objectives. RSLP understands and has fully considered the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (ii) the acquisition of the Shares is a speculative investment that involves a high degree of risk and (iii) the transfer of the Shares by RSLP is restricted by federal and state securities laws and, accordingly, it may not be possible for RSLP to liquidate its investment in the event of an emergency. RSLP has no present need for liquidity in connection with the acquisition of the Shares hereunder. RSLP can bear the economic risks of this investment and can afford a complete loss of such investment.

            (f) Accredited Investor Status. RSLP is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      4. Representations and Warranties of Company. The Company represents and warrants to RSLP that:


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

            (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

            (b) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

            (c) SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time in light of the circumstances under which they were made, not misleading.

            (d) Absence of Material Adverse Changes. Since December 31, 2001, there has not been any material adverse change in the Company's financial condition, business or prospects, or any material damage, deterioration or destruction to or of any of the Company's assets, which damage, deterioration or destruction is not covered by insurance. (e) Authorized Shares. The Shares to be delivered to RSLP pursuant to this Agreement are duly authorized and, upon such delivery in accordance with the terms of this Agreement, will be validly issued, outstanding, fully paid and nonassessable.

      5. Registration Rights.

            (a) General. For a period of two years from the date of this Agreement, if at any time the Company shall determine to register in a public offering for its own account (and not the account of selling stockholders) under the Securities Act any of its Common Stock, the Company shall send to RSLP written notice of such determination. If, within 15 days after receipt of such notice, RSLP shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Shares RSLP requests to be registered. This right shall not apply to any registration of shares of Common Stock on Form S-4 or Form S-8 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or business, or shares of Common Stock issuable in connection with any stock option or other employee benefits plan, respectively.

            (b) Underwriting Limitations. In connection with any offering involving an underwriting of Common Stock to be issued by the Company for the account of the


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

Company, (i) the Company may condition participation by RSLP on participation in the underwriting and (ii) if the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect any orderly public distribution of the Common Stock and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Shares with respect to which RSLP and all other selling stockholders have requested inclusion thereunder.

            (c) Market "Stand-off" Agreement. RSLP agrees, if requested by an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by RSLP during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that all officers and directors of the Company enter into similar agreements requiring a 180-day market stand-off. If requested by the underwriters, RSLP shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 5(c) shall be binding upon any transferee who acquires Shares.

            (d) Expenses. The Company shall bear all costs and expenses of each registration under this Agreement, including, but not limited to, printing and accounting expenses and reasonable legal expenses for one special counsel retained by shareholders (including RSLP) registering Shares or other securities, Commission and National Association of Securities Dealers, Inc. filing fees and expenses, and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Shares.

            (e) Expiration of Registration Rights. The obligations of the Company under this Section 5 to register Shares shall expire and terminate (i) with respect to any Shares sold pursuant to a registration statement under the Securities Act or Rule 144 of the Securities Act, (ii) with respect to any Shares, when such Shares are available for sale and can be sold (whether or not so sold) in the volume and manner desired by RSLP pursuant to Rule 144 of the Securities Act, and (iii) with respect to all Shares, when such Shares are available for sale and can be sold (whether or not so sold) pursuant to Rule 144(k) of the Securities Act, or any similar rule promulgated by the Commission permitting the resale of restricted securities without the necessity of a registration statement under the Securities Act.

      6. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and RSLP and their respective successors and assigns. Notwithstanding the foregoing, the registration rights provided in Section 5 are personal to RSLP and are not transferable without the prior consent of the Company. Any transfer of such rights without the consent of the Company shall be void.

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

      7. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

      8. Notices. All notices provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery, express overnight courier service, electronic facsimile transmission, or by first class mail, postage prepaid, addressed to the parties at the addresses set forth beneath their signatures below, or to such other address or addresses as either party may later specify by written notice to the other.

      9. Changes. This Agreement may be amended or modified only by a written instrument executed by the Company and RSLP.

      10. Counterparts. This Agreement may be executed by the parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

      11. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with (a) the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed wholly therein, and (b) the General Corporation Law of the State of Delaware and (c) the federal laws of the United States of America. The Company and RSLP hereby irrevocably waive any right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

      EXECUTED as of the date first set forth above.

REPUBLIC SERVICES OF GEORGIA,               GREENMAN TECHNOLOGIES,
LIMITED PARTNERSHIP                                  INC.


By: ____________________________            By: ____________________________


Name: _________________________             Name: Charles E. Coppa


Title:  _________________________           Title: Chief Financial Officer


Address: 110 S.E. 6th Street, Suite 2800    Address: 7 Kimball Lane, Building A
         Ft. Lauderdale, FL 33301                    Lynnfield, MA  01940


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